Exhibit 21 — List of Subsidiaries & Affiliates
The following are the subsidiaries and affiliated corporations of the Company at December 31, 2008
Certain subsidiaries have been omitted as they are not significant in the aggregate.

State or Jurisdiction
of Incorporation
or Organization
ELI LILLY AND COMPANY	Indiana

Eli Lilly International Corporation	Indiana
Lilly HK Finance I Limited	Hong Kong
Lilly HK Finance II Limited	Hong Kong
Eli Lilly Funding Partnership	Hong Kong
Eli Lilly Funding II Partnership	Hong Kong
Eli Lilly Holdings Ltd.	United Kingdom
Eli Lilly Group Limited	United Kingdom
Eli Lilly Group Pension Trustees Limited	United Kingdom
Eli Lilly and Company Limited	United Kingdom
Eli Lilly and Company (Ireland) Trustees Limited	Ireland
Lilly Pharma Holding GmbH	Germany
Lilly Deutschland GmbH	Germany
Lilly Pharma Fertigung & Distribution GmbH	Germany
Lilly Pharma Produktion GmbH & Co. KG	Germany
Lilly Forschung GmbH	Germany
Eli Lilly Ges.m.b.H.	Austria
Lilly GmbH	Germany
Eli Lilly and Company (Ireland) Limited	Ireland
ELCO Insurance Company Limited	Bermuda
Lilly Ilac Ticaret Limited Sirketi	Turkey

Eli Lilly Interamerica, Inc.	Indiana
Eli Lilly do Brasil Limitada	Brazil
Elanco Quimica Limitada	Brazil
Darilor Sociedad Anonima	Uruguay
Beirmirco Sociedad Anonima	Uruguay
Eli Lilly Interamerica Inc., y Compania Limitada	Chile

ELCO International Sales Corporation	U.S. Virgin Islands

ICOS Corporation	Washington
Lilly ICOS LLC	Delaware

State or Jurisdiction
of Incorporation
or Organization
ELI LILLY AND COMPANY (continued)

Eli Lilly Finance, S.A.	Switzerland

Lilly del Mar, Inc.	British Virgin Islands

ELIIC Holdings, Inc.	Delaware
InnoCentive Innovations, Inc.	Delaware

Lilly Global Services, Inc.	Indiana

Applied Molecular Evolution, Inc.	Delaware
Novasite Pharmaceuticals	Delaware
AME Torreview LLC	Delaware

Lilly USA, Ltd.	Indiana
Lilly USA, LLC	Indiana
Eli Lilly USA, Corp.	Indiana
Eli Lilly USA, LLC	Indiana

Eli Lilly Funding Ltd.	Hong Kong

Dista, Inc.	Indiana

Eli Lilly Holding Company Ltd.	United Kingdom

SGX Pharmaceuticals, Inc.	Delaware
Prospect Genomics, Inc.	California
Structural Genomics, Inc.	Delaware

Eli Lilly Spain Holding ETVE, S.L.	Spain
Eli Lilly Nederland Holding B.V.	Netherlands
Eli Lilly and Company (Tawian), Inc.	Taiwan

Eli Lilly de Centro America, S.A.	Guatemala
Eli Lilly de Centro America, Sociedad Anonima	Costa Rica

Eli Lilly y Compania de Mexico, S.A. de C.V.	Mexico

Dista Mexicana, S.A. de C.V.	Mexico

Eli Lilly Industries, Inc.	Delaware
del Sol Financial Services, Inc.	British Virgin Islands
Lilly del Caribe, Inc.	Cayman Islands

ELCO Dominicana, S.A.	Dominican Republic

Eli Lilly Asia, Inc.	Delaware

Eli Lilly Australia Pty. Limited	Australia
Eli Lilly Australia Custodian Pty. Limited	Australia
Eli Lilly and Company (N.Z.) Limited	New Zealand
Eli Lilly (NZ) Staff Benefits Custodian Limited	New Zealand

State or Jurisdiction
of Incorporation
or Organization
ELI LILLY AND COMPANY (continued)

Eli Lilly de Mexico, S.A. de C.V.	Mexico

Lilly Singapore Centre for Drug Discovery Pte. Ltd.	Singapore

Hypnion, Inc.	Delaware

Ivy Animal Health, Inc.	Delaware

ELCO Management, Inc.	Delaware
E L Management LLC	Delaware / Canada
Eli Lilly Canada Inc.	Canada
Lilly Holdings, LLC	Delaware
Lilly Holdings GmbH	Austria
Eli Lilly S.A.	Switzerland
ImClone LLC	Delaware
ImClone Systems Corporation	Delaware
EndoClone Incorporated	Delaware
ImClone Systems Germany GmbH	Germany
ImClone GmbH	Switzerland
Eli Lilly Export S.A.	Switzerland
Eli Lilly (Suisse) S.A.	Switzerland
Eli Lilly Vostok S.A., Geneva	Switzerland
Eli Lilly Trading S.A.	Switzerland
Lilly Cayman Holdings	Cayman Islands
Eli Lilly International Trading (Shanghai) Co. Ltd.	China
GEMS Services S.A.	Belgium
Eli Lilly Suzhou Pharmaceutical Co. Ltd.	China
Eli Lilly Nederland B.V.	Netherlands
Lilly France S.A.S.	France
Eli Lilly Benelux, S.A.	Belgium
Eli Lilly Italia S.p.A.	Italy
Dista-Produtos Quimicos & Farmaceuticos, LDA	Portugal
Lilly-Portugal, Produtos Farmaceuticos, Lda.	Portugal
Vital Pharma Productos Farmaceuticos	Portugal
Greenfield-Produtos Farmaceuticos, Lda.	Portugal
Elanco-Valquimica, S.A.	Spain
Dista, S.A.	Spain
Spaly Bioquimica, S.A.	Spain
Irisfarma S.A.	Spain
Lilly S.A.	Spain
Eli Lilly Nigeria Ltd.	Nigeria
Eli Lilly CR s.r.o.	Czech Republic
Eli Lilly Egypt, S.A.E.	Egypt
ELCO for Trade and Marketing, S.A.E.	Egypt
Pharmaserve-Lilly S.A.C.I.	Greece
Pharmabrand, S.A.I.C.	Greece
PRAXICO Ltd.	Hungary
Lilly Hungaria KFT	Hungary

State or Jurisdiction
of Incorporation
or Organization
ELI LILLY AND COMPANY (continued)
ELCO Management, Inc. (continued)
Lilly Holdings, LLC (continued)
Lilly Holdings GmbH (continued)
Eli Lilly S.A. (continued)
Eli Lilly Nederland B.V. (continued)
Eli Lilly (Philippines), Incorporated	Philippines
Eli Lilly and Company (India) Pvt. Ltd.	India
Eli Lilly Israel Ltd.	Israel
Eli Lilly Japan K.K.	Japan
Lilly Korea Ltd.	Korea
Elanco Animal Health, Korea, Ltd.	Korea
Eli Lilly (Malaysia) Sdn. Bhd.	Malaysia
Eli Lilly Pakistan (Pvt.) Ltd.	Pakistan
Eli Lilly Polska Sp.z.o.o. (Ltd.)	Poland
Eli Lilly (Singapore) Pte. Ltd.	Singapore
Lilly-NUS Centre for Clinical Pharmacology	Singapore
Eli Lilly (S.A.) (Proprietary) Limited	South Africa
Eli Lilly y Compania de Venezuela, S.A.	Venezuela
Dista Products & Compania de Venezuela, S.A.	Venezuela
Eli Lilly Regional Operations GmbH	Austria
Andean Technical Operations Center	Peru
Eli Lilly Asian Operations, Limited	Hong Kong
Dista Ilac Ticaret Ltd. Sti.	Turkey
Eli Lilly Slovakia s.r.o.	Slovakia
Eli Lilly Romania SRL	Romania
UAB Eli Lilly Lietuva	Lithuania
Eli Lilly Hrvatska d.o.o.	Croatia
Lilly Pharma Ltd.	Russia
PT. Eli Lilly Indonesia	Indonesia
Eli Lilly European Clinical Trial Services S.A.	Belgium
Eli Lilly farmacevtska druzba, d.o.o.	Slovenia
Elanco Trustees Limited	Ireland
Kinsale Financial Services, Ltd.	Ireland
ELGO Insurance Company Limited	Bermuda
Eli Lilly Services, Inc.	British Virgin Islands
Eli Lilly (B.V.I.) Holding Company Unlimited	British Virgin Islands
Eli Lilly Danmark A/S	Denmark
OY Eli Lilly Finland AB	Finland
Eli Lilly Norge A.S.	Norway
Eli Lilly Sweden AB	Sweden